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                                                                    EXHIBIT 10.1

                                   AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into on the 6th day of October, 1997 by and among McDuffie Bank and Trust, Thomson, Georgia, a bank chartered under the laws of the State of Georgia, (hereinafter the "Bank"), Pinnacle Bancshares, Inc., a corporation chartered under the laws of the State of Georgia (hereinafter the "Company") (the Bank and the Company collectively referred to as the "Employer"), and Patrick G. Blanchard, Sr., an individual residing in Richmond County, Georgia (hereinafter the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors (hereinafter the "Board") of the Employer recognizing the experience and knowledge of the Executive in the banking industry, desire to retain the services and business counsel of the Executive, therefore, it being in the best interest of the Employer to arrange terms of employment for the Executive with the Employer for the term hereof; and

         WHEREAS, the Executive is willing to provide his services to the Employer in accordance with the terms and conditions hereinafter set forth:

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT - For the Term of Employment, as hereinafter defined, the Employer hereby employs the Executive as President and Chief Executive Officer of the Company and Vice-Chairman of the Bank during the term of this Agreement, and the Executive agrees to accept such employment and to perform such duties and functions as may be assigned to the Executive from time to time, commensurate with the Executive's past experience and performance level. Executive agrees to devote such of his time and energy to the business of the Employer as is needed, and shall perform his duties in a trustworthy and businesslike manner. Additionally, the Executive will be elected to the Board of Directors of both the Bank and the Company.

                  The Board of the Bank shall review the Executive's performance annually. The Board of the Bank shall also have the authority to terminate the Executive, subject to the terms of this Agreement as outlined in Paragraph 2.1 of this Agreement.

         2. TERM OF EMPLOYMENT - The term of employment of the Executive under this Agreement shall be the period commencing as of October 6, 1997 and continuing through December 31, 2000. On February 28, 1998, and on the last day of February of each succeeding calendar year, the term of employment under this Agreement shall be automatically extended to the last day of December of the third calendar year thereafter, unless earlier terminated in accordance with
Section 2.1 of this Agreement, or unless either party shall have elected to fix the expiration date of the Executive's term of employment hereunder. Each party to this Agreement shall have the right, exercisable by written notice to the other, to terminate the automatic renewal of this Agreement and thereby fix the expiration of the term of employment under this Section 2, provided that such notice be delivered by January 31 in any calendar year. Upon notice of termination of automatic renewal of this Agreement, the term of employment of the Executive under this Section 2 shall continue until the end of February of the second calendar year from the year in which such notice is given.


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         2.1 TERMINATION OF EMPLOYMENT - Notwithstanding the Term of Employment
stated above, the employment of the Executive under this Agreement shall be terminated by the earliest to occur of any of the following:

         (A) the death of the Executive;

         (B) the disability of the Executive ("Disability" as used herein shall be defined as the inability of the Executive whether due to physical or mental impairment to perform his normal duties);

         (C) voluntary retirement by the Executive or mandatory retirement at age 65;

         (D) the discharge of the Executive by the Employer

                  (i) "For Cause" - This Agreement may be terminated by the Board without further obligation other than for monies already due to be paid, for any of the following reasons:

                           (a) gross negligence or willful misconduct by the
                  Executive which is materially damaging to the business of the Employer;

                           (b) conviction of the Executive of any crime
                  involving breach of trust or moral turpitude;

                           (c) a consistent pattern of failure by the Executive
                  to follow the reasonable written instructions or policies of the Board of Directors of the Employer; or

                           (d) receipt of any written notice from the Georgia
                  Department of Banking and Finance or the Federal Deposit Insurance Corporation, or the Board of Governors of the Federal Reserve System requiring the removal of the Executive.

                               In the event that the Board discharges the
                  Executive alleging "cause" under this Paragraph 2.1(D)(i), such notice of discharge shall be in writing and shall be accompanied by a written description of the circumstances alleging such "cause". The termination of the Executive for "cause" shall entitle the Employer to enforcement of the Post Termination Covenants as found in Paragraph 6 of this Agreement. In the event that the Board discharges the Executive alleging "cause" under this Paragraph 2.1(D)(i) and it is subsequently determined judicially that the termination was "without cause", then such discharge shall be deemed a discharge "without cause" subject to the provisions of Section 2.1(D)(ii) hereof.


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                           (ii) "Without Cause": After the initial term of
                  employment, December 31, 2000, the Employer, subject to the approval of a majority vote of the Board of Directors of the Employer, may, upon thirty (30) days written notice to the Executive, terminate this Agreement without cause at any time during the term of this Agreement, upon the condition that the Executive shall be entitled, as liquidated damages in lieu of all claims to not less than twelve (12) months salary at the then prevailing Base Salary level, with all insurance benefits as identified in Paragraph 3.3 of this Agreement to be maintained for a period of twelve (12) months, or until the Executive is employed in a full-time position, whichever first occurs. The termination of the Executive "without cause" shall entitle the Employer to enforcement of the Post Termination Covenants contained in Paragraph 6 hereof.

         (E) the voluntary termination of employment by the Executive, whether or not due to the Employer's Material Breach ("Employer's Material Breach" as used herein means the material breach of the terms of the Agreement by the Employer which remains uncured after the expiration of 30 days following the delivery of written notice of such breach to the Employer by the Executive);

         (F) the Execution of a mutual, written agreement of the Employer and the Executive terminating the Executive's employment.

2.2      EFFECT OF TERMINATION

         (A) Executive shall have the right to receive compensation and other benefits under Paragraph 2.1(D)(ii) if terminated without cause.

         (B) Executive shall have no right to receive any compensation or other benefits under this Agreement, if terminated;

                           (i) by the Board "for cause" (as defined in Paragraph 2.1(D)(i) "for cause");

                           (ii) voluntarily by the Executive in writing, if not due to the Employer's Material Breach,

                           (iii) by mutual, written agreement of the Employer
                  and the Executive, or

                           (iv)  because of the Executive's death or disability.

3.       COMPENSATION

         3.1 BASE SALARY - During the term of employment, the Executive shall be paid an annual salary (hereinafter "Base Salary") which shall be paid in equal installments not less frequently than monthly, and subject to such deductions as may be required by law. Executive's annual Base Salary shall not be less than $120,000 per year unless agreed to in writing by both parties. Base Salary will be reviewed by the compensation committee of the Board and annual increase determined, if any, on or before January 31st of each year beginning January 31, 1999.


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         3.2      INCENTIVE BONUSES

                  (A) For the period ending December 31, 1998, or 12 months from the opening of branches in Richmond and Columbia County, the Employer will pay a cash bonus to the Executive of $12,000 upon the achievement of the following:

                           1. Opening of two branches of the Bank in Richmond
                  and Columbia Counties by December 31, 1998;

                           2. By December 31, 1998, or 12 months from the
                  opening of branches in Richmond and Columbia County, the Richmond and Columbia County branches having total deposits of $30,000,000 and $24,000,000 in loans;

                           3. A prorated part of the bonus will be paid if at
                   least 80% of Item 2 is achieved. No bonus will be paid if less than 80% of goals in Item 2 are not achieved.

                           4. An increase in the $12,000 bonus may be paid if
                  goals in Item 2 are exceeded.

                  (B) Incentive bonuses for the subsequent years will be determined by the compensation committee of the Board.

                  5. STOCK OPTIONS - As of the date of the Company's successful completion of its proposed public offering, referred to in
                  Section 4, below, the Employer will grant to the Executive a stock option to purchase, at a per-share purchase price equal to the Company's public offering price, a number of shares of the Company's common equal to 2.5% of the number of shares of the Company's common stock which are sold in its public offering. The option will become exercisable in one-fourth (1/4) increments as follows:

                           a. One-fourth (1/4) at the closing of the public
                  offering

                           b. One-fourth (1/4) at the end of the calender year
                  when the Bank's average assets exceed $100,000,000

                           c. One-fourth (1/4) at the end of the calendar year
                  when the Bank's average assets exceed $150,000,000

                           d. One-fourth (1/4) at the end of the calendar year
                  when the Bank's average assets exceed $200,000,000

                  The option shall expire on the tenth anniversary of the date of grant; provided, however, that in the event of the termination of employment of Executive, Executive shall have ninety (90) days to exercise all of the then presently exercisable options. On the ninety-first day after the termination of employment of Executive, all unexercised options shall terminate.


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         3.3 OTHER BENEFITS - During the term of this Agreement, the Employer shall furnish for the benefit of the Executive the following:

                  (A) Automobile - Employer shall furnish to the Executive a mutually acceptable automobile. The cost of maintenance, fuel, insurance and upkeep to be borne by the Employer.

                  (B) Life Insurance - The Employer shall provide for the Executive term life insurance as presently exists or like coverage under any subsequent plan which may replace the current plan, with the beneficiary to be designated by the Executive.

                  (C) Health Insurance - The Employer shall provide for the Executive and his dependents major medical health insurance coverage through such insurance provider as the Employer may choose.

                  (D) Long-Term Disability - The Employer shall provide for the Executive a long-term disability insurance policy for benefits of at least 60% of the Executive's Base Salary.

                  (E) Club Dues - The Employer shall pay the monthly Club dues for three (3) organizations and business related charges during the Executive's employment with the Employer. The Employer will also provide the Executive with membership in other civic, service and professional organizations.

                  (F) Other Expenses - The Employer shall reimburse the Executive for reasonable expenses incurred in promoting the business of the Employer, and continuing his banking or professional education including expenses for attending bank meetings, conventions and seminars, and other reasonable expenses incurred for continuing education, business entertainment, and travel.

                  (G) Vacation - The Executive shall be entitled to four (4) weeks paid vacation or such period as may be provided by the Board or the Employer's Personnel Policy and he shall also be entitled to vacation days on all official holidays observed by the Bank.

         4.       CHANGE IN CONTROL

                  For the purposes of this Section 4, the term "change in control" shall mean the first to occur of any of the following:

                           (A) The effective date of any transaction or series
                  of transactions (other than a transaction to which only the Company and one or more of its subsidiaries or its parent holding company, if any, are parties) pursuant to which the Company becomes a subsidiary of a bank holding company, or substantially all of the assets of the Company are sold to or acquired by a person, corporation, or group of associated


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                  persons acting in concert who are not members of the present
                  Board of Directors of the Company; or

                           (B) The date upon which any person, corporation, or
                  group of associated persons acting in concert becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than twenty-five percent (25%) of the votes then entitled to be cast at an election of Directors of the Company; or

                           (C) The date upon which the persons who were members
                  of the Board of Directors of the Company as of the date of this Agreement (the "Original Directors") cease to constitute a majority of the Board of Directors; provided, however, that any new director whose nomination or selection has been approved by the unanimous affirmative vote of the Original Directors then in office shall also be deemed an Original Director.

                  If, during the three-year period immediately following a "change in control" of the Company, as defined in this Section 4, the Executive's employment with the Employer is terminated either; (a) by the Company for no reason or for any reason other than "for cause" as defined in
Section 2.1(D)(i); (b) by the Executive as a result of and within thirty (30) days following; (i) a reduction in his rate of regular compensation from the Employer to an amount below the rate of his regular compensation as in effect immediately prior to the change in control; or (ii) a requirement that the Executive relocate to a county other than Richmond, Columbia and McDuffie County in which he was employed immediately prior to the change in control; or (iii) a reduction in the Executive's duties, title, and/or responsibilities, as were previously set prior to the change in control, then the Employer shall pay the Executive an amount equal to two (2) times his Base Salary, as defined in
Section 3.1, as in effect immediately prior to the change in control, plus an amount representing the "in-the-money" portion (defined as the excess, if any, of the fair market value of the common stock underlying the Executive's stock options minus the option price) of any unexercised stock options, whether or not then exercisable, granted to the Executive; or (c) by the Executive for no reason, then the Employer shall pay the Executive an amount equal to his Base Salary, as then in effect, plus the in-the-money portion of any unexercised stock options whether or not then exercisable. Such compensation shall be paid in a lump sum within thirty (30) days after such termination.

                           (D) Notwithstanding anything to the contrary set
                  forth in this Section 4, "change in control" shall not include any sale of common stock by the Company in connection with the proposed expansion of the Bank's business into Columbia and Richmond Counties.

         5. POST TERMINATION COVENANTS - Executive agrees that for a period of twelve (12) months after leaving the employment of the Employer, except a provided in Paragraph 2.1 of this Agreement or a termination of this Agreement as provided in Paragraph 5(ii) of this Agreement, he will adhere to the following:

                  (A) Executive agrees that he will not, without the prior written consent of the Board of Directors of the Employer, serve as an executive officer of any bank or other financial institution in McDuffie, Richmond, and Columbia Counties, Georgia and Aiken


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         County, South Carolina.

                  (B) Executive agrees that he will not without prior written consent of the Employer solicit directly or indirectly any business from any of the customers of the Employer.



         6. SEVERABILITY - The Employer and the Executive agree that each of the provisions included in this Agreement is separate, distinct, and severable from the other provisions of this Agreement, and that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provisions and any applicable law, both parties to this Agreement will make every reasonable effort to redraw the provision so as to make the provision consistent with the original intent of this Agreement and consistent, valid and enforceable under such law.

         7. ASSIGNMENT - Neither the Employer nor the Executive may assign nor delegate this Agreement or any of its rights and obligations hereunder without the prior written consent of the other party hereto.

         8. AMENDMENT - This Agreement may only be amended in writing duly executed by both parties hereto.

         9. WAIVER - A waiver by either party or any breach of this Agreement by the other party shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

         10. GOVERNING LAW - This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

         11. NOTICES - Any notice or other document or communication permitted or required to be given to the Executive pursuant to the terms hereof shall be deemed given if personally delivered to the Executive or sent to him certified mail at 2802 Hillcrest Avenue, Augusta, GA 30909, or any such other address as the Executive shall have provided to the Employer in writing. Any notice or other document or other communication permitted or required to be given to the Employer pursuant to the terms hereof shall be deemed given if personally delivered to the Employer or sent certified mail to 110 E. Hill Street, Thomson, Georgia, 30824 or at such other address as the Employer shall have notified the Executive in writing.

         12. ENTIRE AGREEMENT - This Agreement embodies the entire and final agreement of the parties on the subject matter stated in this Agreement.


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         IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date first shown above.

                                    "Bank"

                                    MCDUFFIE BANK & TRUST


                              By:   /s/ David W. Joesbury, Sr.
                                    -------------------------------------
                                    Chairman


                                    ATTEST: /s/ Heyward Horton, Jr.
                                           ------------------------------


                                    "Company"

                                    PINNACLE BANCSHARES, INC.


                              By:   /s/ David W. Joesbury, Sr.
                                    -------------------------------------
                                    Chairman


                                    ATTEST: /s/ Heyward Horton, Jr.
                                           ------------------------------


                                    EXECUTIVE


                                    /s/ Patrick G. Blanchard, Sr.
                                    -------------------------------------
                                    Patrick G. Blanchard, Sr.


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